Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

An Alabama Banking Corporation	63-0371391
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Regions Bank

Corporate Trust Department

1901 6th Avenue North, 28th Floor

Birmingham, Alabama 35203

(Address of principal executive offices)

Paul Williams

Vice President

Regions Bank, Corporate Trust Services

315 Deaderick Street, 4th Floor

Nashville, Tennessee 37238

(615) 770-4358

Address will change May 10, 2013:

Regions Bank, Corporate Trust Services

150 Fourth Avenue North, 9th Floor

Nashville, Tennessee 37219

(Name, address and telephone number of agent for service)

Healthcare Realty Trust Incorporated

(Exact name of obligor as specified in its charter)

Maryland	62-1507028
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3310 West End Avenue

Seventh Floor

Nashville, Tennessee 37203

(615) 269-8175

(Address of principal executive offices)

3.75% Senior Notes due 2023

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309-4470

Alabama State Banking Department, P.O. Box 4600, Montgomery, Alabama 36103-4600

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because to the best of the Trustee’s knowledge, the obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

Exhibit 1(a).	Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to Form T-1, Registration Number 22-21909).

Exhibit 1(b).	Articles of Amendment to Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(b) to Form T-1, filed as Exhibit 25-F to the Form 8-K Current Report of BellSouth Telecommunications, Inc., Registration Number 001-01049 filed on October 9, 1997).

Exhibit 1(c).	Articles of Amendment to Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(c) to Form T-1, filed as Exhibit 25-E to the Form S-3/A of BellSouth Corporation, Registration Number 333-117772 filed on August 17, 2004).

Exhibit 1(d).	Articles of Restatement of Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(d) to Form T-1, filed as Exhibit 25.1 to the Form S-3 Registration Statement of Community Health Systems, Inc. and CHS/Community Health Systems, Inc., Registration Number 333-181630 filed on May 24, 2012).

Exhibit 2.	Not applicable.

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1, Registration No. 22-21909).

Exhibit 4.	Bylaws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1, filed as Exhibit 25.1 to the Form S-3 Registration Statement of Community Health Systems, Inc. and CHS/Community Health Systems, Inc., Registration Number 333-181630 filed on May 24, 2012).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act, attached as Exhibit 6.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and State of Tennessee on the 20th day of March, 2013.

REGIONS BANK

By:	/s/ Paul Williams
	Name:	Paul Williams
	Title:	Vice President

Exhibit 6 to Form T-1

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: March 20, 2013

REGIONS BANK

By:	/s/ Paul Williams
Paul Williams
Vice President

Exhibit 7 to Form T-1

**Regions Bank**
Legal Title of Bank
FDIC Certificate Number: 12368
Submitted to CDR on 2/20/2013 at 1:43 PM

FFIEC 031
Page 15a of 71
RC-1a

## Schedule RC—Continued

| Dollar Amounts in Thousands | | | | Tril \| Bil \| Mil \| Thou | |
|---|---|---|---|---|---|
| **Liabilities** | | | | | |
| 13. Deposits: | | | RCON | | |
| a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) | | | 2200 | 96,274,865 | 13.a |
| (1) Noninterest-bearing (1) | 6631 | 30,193,029 | | | 13.a.1 |
| (2) Interest-bearing | 6636 | 66,081,836 | | | 13.a.2 |
| b. In foreign offices, Edge and Agreement subsidiaries, and IBFs | | | RCFN | | |
| (from Schedule RC-E, part II) | | | 2200 | 313,318 | 13.b |
| (1) Noninterest-bearing | 6631 | 0 | | | 13.b.1 |
| (2) Interest-bearing | 6636 | 313,318 | | | 13.b.2 |
| 14. Federal funds purchased and securities sold under agreements to repurchase: | | | RCON | | |
| a. Federal funds purchased in domestic offices (2) | | | B993 | 20,901 | 14.a |
| | | | RCFD | | |
| b. Securities sold under agreements to repurchase (3) | | | B995 | 1,427,902 | 14.b |
| 15. Trading liabilities (from Schedule RC-D) | | | 3548 | 672,483 | 15 |
| 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M) | | | 3190 | 1,191,257 | 16 |
| 17. and 18. Not applicable | | | | | |
| 19. Subordinated notes and debentures (4) | | | 3200 | 2,125,344 | 19 |
| 20. Other liabilities (from Schedule RC-G) | | | 2930 | 1,779,489 | 20 |
| 21. Total liabilities (sum of items 13 through 20) | | | 2948 | **103,805,559** | 21 |
| 22. Not applicable | | | | | |

(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.